Exhibit 99.1

FOR IMMEDIATE RELEASE

MF Global Holdings Ltd. Announces Filing for Chapter 11 Bankruptcy Petition

NEW YORK, Oct 31, 2011 — MF Global Holdings Ltd. and its finance subsidiary, MF Global Finance USA Inc., announced today a filing under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York.

The Board of Directors of both entities authorized the filing of the Chapter 11 petition in order to protect their assets.

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Forward-Looking Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including statements relating to the Company’s future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. We caution you not to place undue reliance on these forward-looking statements. We refer you to the Company’s latest Annual Report on Form 10-K on file with the Securities and Exchange Commission (SEC), and any amendments thereto, for a description of the risks and uncertainties the Company faces.

SOURCE: MF Global Holdings Ltd.

Investors:

Lisa Kampf, +1 212-589-6592

lkampf@mfglobal.com

Media:

Diana DeSocio, +1 212-589-6385

ddesocio@mfglobal.com